[FERGUSON & COMPANY LETTERHEAD]





                               November 5, 1997


Board of Directors
Wyman Park Federal Savings and Loan Association
11 West Ridgely Road
Lutherville, Maryland

Directors:

         We hereby consent to the use of our firm's name in the Form AC Application for Conversion of Wyman Park Federal Savings and Loan Association, Lutherville, Maryland, and any amendments thereto, in the Form SB-2 Registration Statement of Wyman Park Bancorporation, Inc. and any amendments thereto, and in the Application H-(e)1-s for Wyman Park Bancorporation, Inc. We also hereby consent to the inclusion of, summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of Wyman Park Bancorporation, Inc.


                                                                      Sincerely,

                                                            /s/ Robin L. Fussell

                                                                Robin L. Fussell
                                                                       Principal